Exhibit 23.6


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

FrontLine Capital Group
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 13, 1998 relating to the consolidated statements of operations, shareholders' equity, and cash flows of OmniOffices Group, Inc. for the period from January 1, 1997 to August 25, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

Atlanta, Georgia
August 11, 2000